                                                                   Exhibit 2.i.2

                SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of May 12, 2001 (the "Effective Date") by and between AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (the "Company"), and ADAM BLUMENTHAL (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Employee entered into an Amended and Restated Employment Agreement dated as of June 7, 1999 (the "Old Agreement") pursuant to which the Company employed the Employee on the terms and conditions set forth therein; and

         WHEREAS, Employee has requested that his duties as an officer of the Company be adjusted; and

         WHEREAS, as a result thereof and in connection therewith, the Company and the Employee desire to amend and restate the Old Agreement in its entirety, on the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATIONS

1.1.     DEFINITIONS

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

         "Annual Bonus Plan" shall have the meaning specified in Section 3.2.

         "Base Salary" shall have the meaning specified in Section 3.1.

         "Board of Directors" shall mean the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Compensation Committee" shall mean the Compensation and Compliance Committee of the Board of Directors or such other entity as may be designated for a particular function by the Board of Directors.

         "Confidential Information" shall have the meaning specified in Section 5.1(a).

         "Disability" shall mean a physical or mental condition of Employee that, in the good faith judgment of not less than a majority of the entire membership of the Board of Directors, prevents Employee from being able to perform the services required under this Agreement and which results in the Employee becoming eligible for long-term disability benefits (if such benefits are provided by the Company). If any dispute arises as to whether a Disability has occurred, or whether a Disability has ceased and the Employee is able to resume duties, then such dispute shall be referred to a licensed physician appointed by the president of the Medical Society or similar organization in Washington, D.C., at the request of either party. The Employee shall submit to such examinations and provide information as such physician may request and the determination of such physician as to the Employee's physical or mental condition shall be binding and conclusive on the parties. The Company shall pay the cost of any such physician and examination.

         "Dispute" shall have the meaning specified in Article VI.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Expiration Date" shall have the meaning specified in Section 2.2.

         "Notice of Discontinuance" shall have the meaning specified in Section 2.2.

         "Notice of Employment Continuation" shall mean a notice delivered in accordance with Section 4.5.

         "Notice of Termination" shall mean a notice purporting to terminate Employee's employment in accordance with Section 4.1 or 4.2. Such notice shall specify the effective date of such termination, which date shall not be less than 2 or more than 10 days after the date such notice is given.

         "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust and an unincorporated organization.

         "Target Bonus" shall have the meaning specified in Section 3.2.

         "Term" shall have the meaning specified in Section 2.2.

         "Termination Date" shall mean the termination date specified in a Notice of Termination delivered in accordance with this Agreement.

1.2.     INTERPRETATIONS

         (a) In this Agreement, unless a clear contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this

Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

         (b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                                   ARTICLE 2
                  EMPLOYMENT: TERM, POSITIONS AND DUTIES, ETC.

         2.1. EMPLOYMENT

         The Company agrees to employ Employee and Employee agrees to accept employment with the Company, in each case on the terms and conditions set forth in this Agreement.

         2.2. TERM OF EMPLOYMENT

         Unless sooner terminated pursuant to Article IV, the term of Employee's employment under this Agreement (the "Term") shall commence on the Effective Date and shall continue until the fifth anniversary of the Effective Date (the "Expiration Date"); provided, however, that on the third anniversary of the Effective Date, and on each anniversary thereafter (each such anniversary being an "Extension Anniversary"), the Expiration Date shall be automatically extended one additional year unless, at least six months prior to an Extension Anniversary, (i) either party shall give written notice to the other (a "Notice of Discontinuance") that no such automatic extension shall occur on the next succeeding Extension Anniversary and each Extension Anniversary thereafter, or
(ii) either party shall give a Notice of Termination to the other party pursuant to Section 4.1 or 4.2, as the case may be. No Notice of Discontinuance given by the Company shall be effective unless given pursuant to instructions set forth in a resolution duly adopted by the affirmative vote of a least a majority of the entire membership of the Board of Directors.

         2.3. POSITIONS AND DUTIES

         (a) While employed hereunder, Employee shall serve as a Vice Chairman of the Company, and shall have and may exercise all of the powers, functions, duties and responsibilities normally attributable to such office, including (without limitation) such duties and responsibilities as are set forth with respect to such office in the Company's Certificate of Incorporation and By-laws (as from time to time in effect). While employed hereunder, Employee shall (i) report directly to the Chairman of the Company or such other person as may be designated by the Chairman or the Board of Directors and

(ii) observe and comply with all lawful policies, directions and instructions of the Chairman which are consistent with the foregoing provisions of this paragraph (a).

         (b) If requested by the Company, Employee shall serve as a member of the Board of Directors and a member of its Executive Committee (if such a committee exists) during the Term and of the Investment Committee of the Company. Employee shall also serve on up to two boards of directors of the Company's portfolio companies at the request of the Company.
         (c) While employed hereunder, Employee shall devote such business time, attention, skill and efforts as is necessary to permit the faithful and efficient performance of his duties hereunder. Notwithstanding the foregoing, Employee may engage in the following activities so long as they do not interfere in any material respect with the performance of Employee's duties, responsibilities and obligations hereunder: (i) participate in other business ventures; (ii) serve on corporate, civic, religious, educational or charitable boards or committees; and (iii) manage his personal investments.

         (d) While employed hereunder, Employee shall conduct himself in such a manner as not to knowingly prejudice, in any material respect, the reputation of the Company in the fields of business in which it is engaged or with the investment community or the public at large.

         2.4. PLACE OF EMPLOYMENT

         Employee's place of employment hereunder shall be at the Company's offices in the greater New York, New York area or such other area that is mutually agreeable to both parties.

                                   ARTICLE 3
                            COMPENSATION AND BENEFITS

         3.1. BASE SALARY

         (a) For services rendered by Employee under this Agreement, the Company shall pay to Employee an annual base salary ("Base Salary") of $150,000. The Compensation Committee shall review the Base Salary at least annually and, subject to paragraph (b) below, may adjust the amount of the Base Salary at any time as the Compensation Committee may deem appropriate in their sole discretion.

         (b) The amount of the Base Salary may not be decreased without the prior written approval of the Employee except that if the Compensation Committee increases the Base Salary as provided in the last sentence of paragraph (a) above, the Compensation Committee may thereafter decrease the Base Salary by an amount not to exceed the aggregate amount of such increases.

         (c) The Base Salary shall be payable in accordance with the Company's payroll practice for Executive Officers as earned.

         3.2. ANNUAL BONUS PLAN

         During the Term, the Company shall maintain and the Employee shall be entitled to participate in an incentive bonus plan (the "Annual Bonus Plan"), which will be determined by the Compensation Committee and which will provide for the payment of cash bonuses to eligible employees of the Company at specified times during the year and within 90 days of the end of each fiscal year based on the Company's financial performance and other appropriate factors for that year or a portion thereof. Under the Annual Bonus Plan, Employee shall be eligible to earn a target bonus (the "Target Bonus") each year equal to 100% of Employee's Adjusted Base Salary for such year based on criteria established by the Compensation Committee, and the performance against such criteria. The establishment of such criteria and of the necessary targets for partial or full earning of the Target Bonus shall be at the sole reasonable discretion of the Compensation Committee. During the year in which the Expiration Date occurs, the Target Bonus that is paid will be determined at the sole discretion of the Compensation Committee.

         3.3. BUSINESS EXPENSES

         The Company shall, in accordance with the rules and policies that it may establish from time to time for senior executives, reimburse Employee for business expenses reasonably incurred in the performance of Employee's duties. Requests for reimbursement for such expenses must be accompanied by appropriate documentation. Examples of reimbursable expenses include parking, mileage charges, air fares and hotel accommodations while traveling on Company business.

         3.4. OTHER BENEFITS

         Employee shall be entitled to receive such employee benefits, fringe benefits and other perquisites that may be offered by the Company to its employees as a group, including, without limitation, participation by Employee and, where applicable, Employee's dependents, in the various employee benefit plans or programs (including, without limitation, pension plans, stock plans, health plans, life insurance, parking and disability insurance) generally provided to employees of the Company, subject to meeting the eligibility and service requirements with respect to each of such benefit plans or programs. Nothing in this Section 3.6 shall be deemed to prohibit the Company from making any changes in any of the plans, programs or benefits described herein.

         3.5. INDEMNIFICATION

         The Company agrees to defend, indemnify and hold harmless the Employee from and against any liability and expenses arising by reason of Employee's acting as a director or officer of the Company or any Company subsidiary or affiliate, or any portfolio company of the Company, in accordance with and to the fullest extent permitted by law. The Company shall maintain Directors and Officers liability insurance for the

Employee in such amounts of coverage as are reasonably available to the Company and to the extent such is attainable at reasonable cost and are permitted by law.

                                   ARTICLE 4
                            TERMINATION OF EMPLOYMENT

         4.1. TERMINATION BY EMPLOYEE

         Employee may, at any time prior to the Expiration Date, terminate his employment hereunder for any reason by delivering a Notice of Termination to the Chairman of the Board of Directors.

         4.2. TERMINATION BY THE COMPANY

         The Company may, at any time prior to the Expiration Date, terminate Employee's employment hereunder for any reason by delivering a Notice of Termination to Employee. The Employee may resign in lieu of being terminated by the Company, but such resignation shall otherwise be treated as a termination by the Company for purposes of this Article IV.

         4.3. PAYMENT OF ACCRUED BASE SALARY, ETC.

         (a) Promptly upon the termination of Employee's employment for any reason (including death), the Company shall pay to Employee (or his estate) a lump sum amount for any unpaid Base Salary earned hereunder prior to the Termination Date and any amounts in respect of which Employee has requested, and is entitled to, reimbursement in accordance with Section 3.5.

         (b) A termination of Employee's employment in accordance with this Agreement shall not alter or impair any of Employee's accrued rights or benefits as of the Termination Date under any employee benefit plan or program maintained by the Company, in each case except as provided therein or in any written agreement entered into between the Company and Employee pursuant thereto.

         4.4. NON-EXCLUSIVITY OF RIGHTS

         Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any plan, program, policy or practice provided by the Company for which Employee may qualify, nor shall anything herein limit or otherwise affect such rights as Employee may have under any other contract or agreement with the Company. Amounts which are vested benefits or which Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Termination Date shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         4.5. EMPLOYMENT CONTINUATION

         If the Employee has a "Purchase Note" outstanding under the Exercise Agreement or the "Unamortized Premium Payment" under the Split Dollar Agreement is greater than zero, the Employee shall have the right either (i) in lieu of delivering a Notice of Termination in accordance with Section 4.1 or (ii) within thirty (30) days of the Company's delivery of a Notice of Termination in accordance with Section 4.2, to deliver a "Notice of Employment Continuation." Upon the delivery of a Notice of Employment Continuation, this Agreement shall terminate and be of no further force or effect and Employee's employment with the Company shall be governed instead by a Supplemental Employment Agreement in the form of Exhibit 4.5 hereto that will be executed and delivered by the Company and the Employee immediately upon the delivery of such Notice of Employment Continuation.

                                   ARTICLE 5
                  CONFIDENTIAL INFORMATION AND NON-COMPETITION

         5.1. CONFIDENTIAL INFORMATION

         (a) Employee recognizes that the services to be performed by him hereunder are special, unique, and extraordinary and that, by reason of his employment with the Company, he may acquire Confidential Information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee agrees that he will not (directly or indirectly) at any time, whether during or after his employment hereunder, (i) knowingly use for an improper personal benefit any Confidential Information that he may learn or has learned by reason of his employment with the Company or (ii) disclose any such Confidential Information to any Person except (A) in the performance of his obligations to the Company hereunder, (B) as required by applicable law, (C) in connection with the enforcement of his rights under this Agreement, (D) in connection with any disagreement, dispute or litigation (pending or threatened) between Employee and the Company or (E) with the prior written consent of the Board of Directors. As used herein, "Confidential Information" includes information with respect to the Company's products, facilities and methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects or opportunities; provided, however, that such term, shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by Employee or (y) is or becomes known or available to Employee on a non-confidential basis from a source (other than the Company) which, to Employee's knowledge, is not prohibited from disclosing such information to Employee by a legal, contractual, fiduciary or other obligation to the Company.

         (b) Employee confirms that all Confidential Information is the exclusive property of the Company. All business records, papers and documents kept or made by Employee while employed by the Company relating to the business of the Company shall be and remain the property of the Company at all times. Upon the request of the Company at any time, Employee shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Employee or coming into his possession while employed by the Company concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of Employee not containing proprietary information relating to such business or affairs. Notwithstanding the foregoing, Employee shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any disagreement, dispute or litigation (pending or threatened) between Employee and the Company.

         5.2. NON-COMPETITION

         (a) While employed hereunder and for a period of two (2) years thereafter (the "Restricted Period"), Employee shall not, unless he receives the prior written consent of the Board of Directors, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, (A) any Person (x) that competes with the Company in investing or consulting with small and medium sized businesses in the United States with regard to change of control transactions in which the transaction utilizes employee stock ownership plans, or (y) that provides or proposes to provide services to or owns an investment in or proposes to make an investment in any Person that is a client of the Company as of the Termination Date or to which the Company has outstanding loans or in which the Company then has investments (including warrants or options), or (B) any potential client of the Company with which the Company has discussed a client, loan or investment relationship within 12 months prior to, as applicable, the end of Employee's employment or the Termination Date.

         (b) Employee has carefully read and considered the provisions of this
Section 5.2 and, having done so, agrees that the restrictions set forth in this
Section 5.2 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders. Employee understands that the restrictions contained in this Section 5.2 may limit his ability to engage in a business similar to the Company's business, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

         (c) During the Restricted Period, Employee shall not, whether for his own account or for the account of any other Person (excluding the Company), intentionally (i) solicit, endeavor to entice or induce any employee of the Company to terminate his employment with the Company or accept employment with anyone else or (ii) interfere in a similar manner with the business of the Company.

         (d) In the event that any provision of this Section 5.2 relating to the Restricted Period or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

         (e) The Company recognizes that the Employee maintains his contacts on the computer system and that the list of contacts will remain the exclusive ownership of the employee.

         5.3. STOCK OWNERSHIP

         Nothing in this Agreement shall prohibit Employee from acquiring or holding any issue of stock or securities of any Person that has any securities registered under Section 12 of the Exchange Act, listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. so long as (i) Employee is not deemed to be an "affiliate" of such Person as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended, and (ii) Employee and members of his immediate family do not own or hold more than 3% of any voting securities of any such Person.

         5.4. INJUNCTIVE RELIEF

         Employee acknowledges that a breach of any of the covenants contained in this Article 5 may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Article 5 or such other relief as may required to specifically enforce any of the covenants contained in this Article 5. Employee agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

                                   ARTICLE 6
                               DISPUTE RESOLUTION

         In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with (a "Dispute"), the parties agree to resolve such Dispute in accordance with the following procedure:

         (a) A meeting shall be held promptly between the Parties, attended by (in the case of the Company) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

         (b) If, within 10 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association except that Disputes with regard to the existence of a Disability shall be resolved in accordance with the definition of the term "Disability" above.

         (c) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (b) above.

         (d) Upon appointment of the mediator, the parties agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

         (e) If the parties are not successful in resolving the Dispute through mediation within such 15-day period, the parties agree that the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

         (f) The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

         (g) The Company shall reimburse Employee, on a current basis, for 50% of all reasonable legal fees and expenses, if any, incurred by Employee in connection with any Dispute; provided, however, that in the event the resolution of such Dispute in accordance with this Article 6 includes a finding denying, in all material respects, Employee's claims in such Dispute, Employee shall be required to reimburse the Company, over a period not to exceed 12 months from the date of such resolution, for all sums advanced to Employee with respect to such Dispute pursuant to this paragraph (g).

         (h) Except as provided above, each party shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this Article 6.

         (i) All mediation/arbitration conferences and hearings will be held in the greater Washington, D.C. area.

         (j) In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either party to a court of law for final determination by initiation of a civil action in the manner provided by law. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of the parties shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this paragraph (b), the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such action and on appeal.

         (k) Except as limited by paragraph (b) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding, the party who prevails or substantially prevails in such legal proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such legal proceeding and on appeal.

         (l) Except as provided above, (i) no legal action may be brought by either party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.

                                   ARTICLE 7
                                  MISCELLANEOUS

         7.1. NO MITIGATION OR OFFSET

         The provisions of this Agreement are not intended to, nor shall they be construed to, require that Employee mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Employee as the result of employment by another employer or otherwise. Without limitation of the foregoing, the Company's obligations to make the payments to Employee required under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Employee, except that the Company may deduct from any amount required to be reimbursed to the Company by Employee under Article VI(a) the amount of any payment that the Company is then required to make to Employee hereunder.

         7.2. ASSIGNABILITY

         The obligations of Employee hereunder are personal and may not be assigned or delegated by Employee or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder as provided in Section 7.5.

         7.3. NOTICES

         All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) if to the Company, at its principal office address or such other address as it may have designated by written notice to Employee for purposes hereof, directed to the attention of the Chairman with a copy to the Compliance Officer of the Company and to Samuel A. Flax, Esq., Arnold & Porter, 555 12th Street, NW, Washington, D.C. 20004, and (ii) if to Employee, at his residence address on the records of the Company or to such other address as he may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

         7.4. SEVERABILITY

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         7.5. SUCCESSORS: BINDING AGREEMENT


         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonable acceptable to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used herein, the term "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 7.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

         (b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If Employee should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

         7.6. TAX MATTERS

         The Company shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom unless Employee has otherwise paid (or made other arrangements satisfactory) to the Company the amount of such taxes.

         7.7. AMENDMENTS AND WAIVERS

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such member of the Board of Directors as may be specifically authorized by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         7.8. ENTIRE AGREEMENT, TERMINATION OF OTHER AGREEMENTS

         This Agreement is an integration of the parties' agreement and no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         7.9. GOVERNING LAW

         THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISION.


         7.10. COUNTERPARTS

         This Agreement may be executed in or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


                                    AMERICAN CAPITAL STRATEGIES, LTD.



                                    By:
                                       -----------------------------------------
                                             Malon Wilkus
                                             Chief Executive Officer




                                    EMPLOYEE:



                                    ---------------------------------
                                             Adam Blumenthal

                                                                     EXHIBIT 4.5

                        SUPPLEMENTAL EMPLOYMENT AGREEMENT


         THIS SUPPLEMENTAL EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of ____________ (the "Effective Date") by and between AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (the "Company"), and ADAM BLUMENTHAL (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Employee are parties to a Second Amended and Restated Employment Agreement dated as of May 9, 2001 (the "Old Agreement") pursuant to which the Company employed the Employee on the terms and conditions set forth therein; and

         WHEREAS, the Employee delivered a Notice of Employment Continuation pursuant to the Old Agreement and pursuant thereto the Old Agreement was terminated and this Agreement became effective and the parties desire to amend and restate the Old Agreement in its entirety, on the terms and conditions herein set forth; and

         WHEREAS, the parties hereto are also parties to an Option Exercise Agreement dated as of June 7, 1999 (the "Option Exercise Agreement"), and a Split Dollar Agreement dated as of _______, 1999 (the "Split Dollar Agreement").

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATIONS

         1.1. DEFINITIONS

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

         "Base Salary" shall have the meaning specified in Section 3.1.

         "Board of Directors" shall mean the Board of Directors of the Company.

         "Compensation Committee" shall mean the Compensation Committee of the Board of Directors or such other entity as may be designated for a particular function by the Board of Directors.

         "Confidential Information" shall have the meaning specified in Section 5.1(a).

         "Continuation Period" shall have the meaning specified in Section
4.4(a).

         "Dispute" shall have the meaning specified in Article 6.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Expiration Date" shall have the meaning specified in Section 2.2.

         "ISO Plan" shall have the meaning specified in Section 3.3.

         "Misconduct" shall mean the commission by Employee of acts that are dishonest and demonstrably injurious to the Company (monetarily or otherwise) in any material respect. For purposes of this definition, no act or failure to act on Employee's part shall be considered "Misconduct" if done or omitted to be done by Employee in good faith and in the reasonable belief that such act or failure to act was in the best interest of the Company or in furtherance of Employee's duties and responsibilities described in Section 2.3.

         "Notice of Termination" shall mean a notice purporting to terminate Employee's employment in accordance with Section 4.1 or 4.2. Such notice shall specify the effective date of such termination, which date shall not be less than ten (10) days (one (1) day in the case of a termination by the Company for Misconduct).

         "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust and an unincorporated organization.

         "Term" shall have the meaning specified in Section 2.2.

         "Termination Date" shall mean the termination date specified in a Notice of Termination delivered in accordance with this Agreement.

         1.2. INTERPRETATIONS

         (a) In this Agreement, unless a clear contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

         (b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                                   ARTICLE 2
                  EMPLOYMENT: TERM, POSITIONS AND DUTIES, ETC.

         2.1. EMPLOYMENT

         The Company agrees to employ Employee and Employee agrees to accept employment with the Company, in each case on the terms and conditions set forth in this Agreement.

         2.2. TERM OF EMPLOYMENT

         Unless sooner terminated pursuant to Article 4, the term of Employee's employment under this Agreement (the "Term") shall commence on the Effective Date and continue until the later to occur of (i) repayment in full of all Payment Notes (as defined in and issued pursuant to the Option Exercise Agreement), and (ii) such date as the Employer's Interest in the Policy (as such terms are defined in the Split Dollar Agreement) is zero.

         2.3. POSITIONS AND DUTIES

         (a) While employed hereunder, Employee shall serve as an Assistant Secretary of the Company. The Employee's duties as Assistant Secretary shall be limited to providing consulting services to the Company with regard to matters previously attended to by the Employee as an employee of the Corporation. Nothing herein shall obligate the Employee to spend more than 10 hours per year on Company business. While employed hereunder, Employee shall report to the Board of Directors or such person as is designated by the Board of Directors.

         (b) The Company agrees to use its reasonable best efforts to cause Employee to be elected or appointed as an Assistant Secretary of the Company.

         (c) While employed hereunder, Employee shall be entitled to undertake other employment not otherwise in violation of the terms of this Agreement.

                                   ARTICLE 3
                            COMPENSATION AND BENEFITS

         3.1. BASE SALARY

         For services rendered by Employee under this Agreement, the Company shall pay to Employee an annual base salary ("Base Salary") of $200.

         3.2. OTHER BENEFITS

         Employee shall not be entitled to receive any employee benefits, fringe benefits and other perquisites that may be offered by the Company to its officers or employees except as specifically provided herein except that Employee shall be entitled to continue participation in the benefits provided under the Split Dollar Agreement and Option Exercise Agreement.

         3.3. INDEMNIFICATION

         The Company agrees to defend, indemnify and hold harmless the Employee from and against any liability and expenses arising by reason of Employee's acting as an officer of the Company, in accordance with and to the fullest extent permitted by law. The Company shall maintain directors and officers liability insurance for the Employee in such amounts of coverage as are reasonably available to the Company and to the extent such is attainable at reasonable cost and are permitted by law.

         3.4. PAYMENT OF ACCRUED BASE SALARY VACATION PAY, ETC.

         The Company shall pay to Employee a lump sum amount for (i) any unpaid Adjusted Base Salary earned under the Old Agreement prior to the Effective Date,
(ii) all unused vacation time accrued by Employee as of the Effective Date in accordance with Section 3.4 of the Old Agreement, (iii) all unpaid benefits earned or vested, as the case may be, by Employee as of the Effective Date under any and all incentive or deferred compensation plans or programs of the Company and (iv) any amounts in respect of which Employee has requested, and is entitled to, reimbursement in accordance with Section 3.5 of the Old Agreement as of the Effective Date.

                                   ARTICLE 4
                                   TERMINATION

         4.1. TERMINATION OF EMPLOYEE

         Employee may, at any time prior to the Expiration Date, terminate his employment hereunder for any reason by delivering a Notice of Termination to the Chairman of the Board of Directors.

         4.2. TERMINATION OF THE COMPANY

         The Company may, at any time prior to the Expiration Date, terminate Employee's employment hereunder for any reason by delivering a Notice of Termination to Employee; provided, however, such notice may be delivered only if the Employee has committed Misconduct.

         4.3. COMPANY TO PAY BENEFITS DURING PENDENCY OF DISPUTE

         The Employee, within ten (10) days after its receipt of a Notice of Termination given by the Company, provide notice to the Company that a dispute exists concerning the occurrence of Misconduct, in which event such dispute shall be resolved in accordance with Article 6. Notwithstanding the pendency of any such dispute and notwithstanding any provision herein to the contrary, the Company will (i) continue to pay Employee all salary in effect when the notice giving rise to the dispute was given and (ii) continue Employee as a participant in all compensation and benefit plans in which Employee was participating when the notice giving rise to the dispute until the dispute is finally resolved. If such dispute is finally resolved in favor of the Company in accordance with Article 6, the Employee shall be required to repay to the Company amounts paid to Employee under this Section 4.3 (including the value of benefits received).

         4.4. NON-EXCLUSIVITY OF RIGHTS

         Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any plan, program, policy or practice provided by the Company for which Employee may qualify, nor shall anything herein limit or otherwise affect such rights as Employee may have under any other contract or agreement with the Company. Amounts that are vested benefits or that Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Effective Date shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.


                                   ARTICLE 5
                  CONFIDENTIAL INFORMATION AND NON-COMPETITION

         5.1. CONFIDENTIAL INFORMATION

         (a) Employee recognizes that the services to be performed by him hereunder are special, unique, and extraordinary and that, by reason of his employment with the Company, he may acquire Confidential Information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee agrees that he will not (directly or indirectly) at any time, whether during or after his employment hereunder, (i) knowingly use for an improper personal benefit any Confidential Information that he may learn or has learned by reason of his employment with the Company or (ii) disclose any such Confidential Information to any Person except (A) in the performance of his obligations to the Company hereunder, (B) as required by applicable law, (C) in connection with the enforcement of his rights under this Agreement, (D) in connection with any disagreement, dispute or litigation (pending or threatened) between Employee and the Company or (E) with the prior written consent of the Board of Directors. As used herein, "Confidential Information" includes information with respect to the Company's products, facilities and methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects or opportunities; provided, however, that such term, shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by Employee or (y) is or becomes known or available to Employee on a non-confidential basis from a source (other than the Company) which, to Employee's knowledge, is not prohibited from disclosing such information to Employee by a legal, contractual, fiduciary or other obligation to the Company.

         (b) Employee confirms that all Confidential Information is the exclusive property of the Company. All business records, papers and documents kept or made by Employee while employed by the Company relating to the business of the Company shall be and remain the property of the Company at all times. Upon the request of the Company at any time, Employee shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Employee or coming into his possession while employed by the Company concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of Employee not containing proprietary information relating to such business or affairs. Notwithstanding the foregoing, Employee shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any disagreement, dispute or litigation (pending or threatened) between Employee and the Company.

         (c) The Company recognizes that the Employee maintains his contacts on the computer system and that the list of contacts will remain the exclusive ownership of the employee.

         5.2. NON-COMPETITION

         (a) At the election of the Employee, for one (1) year after the Effective Date (the "Restricted Period"), Employee shall not, unless he receives the prior written consent of the Board of Directors, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, (A) any Person (x) that competes with the Company in investing or consulting with small and medium sized businesses in the United States with regard to change of control transactions in which the transaction utilizes employee stock ownership plans, or (y) that provides or proposes to provide services to or has invested or proposes to invest in any Person that is a client of the Company as of the Termination Date or to which the Company has outstanding loans or in which the Company then has investments (including warrants or options), or (B) any potential client of the Company with which the Company has discussed a client, loan or investment relationship within 12 months prior to or the Effective Date. The Employee may only elect to be subject to this Section 5.2 by providing written notice of such election to the Company before the Effective Date or within thirty (30) days thereafter and such effectiveness may be renewed for successive additional one (1) year periods by providing written notice to the Company not less than twenty (20) days before the expiration of the Restricted Period then effect.

         (b) Employee has carefully read and considered the provisions of this
Section 5.2 and, having done so, agrees that the restrictions set forth in this
Section 5.2 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders. Employee understands that the restrictions contained in this Section 5.2 may limit his ability to engage in a business similar to the Company's business, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

         (c) During the Restricted Period, Employee shall not, whether for his own account or for the account of any other Person (excluding the Company), intentionally (i) solicit, endeavor to entice or induce any employee of the Company to terminate his employment with the Company or accept employment with anyone else or (ii) interfere in a similar manner with the business of the Company.

         (d) In the event that any provision of this Section 5.2 relating to the Restricted Period or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

         5.3. STOCK OWNERSHIP

         Nothing in this Agreement shall prohibit Employee from acquiring or holding any issue of stock or securities of any Person that has any securities registered under Section 12 of the Exchange Act, listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. so long as (i) Employee is not deemed to be an "affiliate" of such Person as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended, and (ii) Employee and members of his immediate family do not own or hold more than 3% of any voting securities of any such Person.

         5.4. INJUNCTIVE RELIEF

         Employee acknowledges that a breach of any of the covenants contained in this Article 5 may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Article 5 or such other relief as may required to specifically enforce any of the covenants contained in this Article 5. Employee agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

                                   ARTICLE 6
                               DISPUTE RESOLUTION

         In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with (a "Dispute"), the parties agree to resolve such Dispute in accordance with the following procedure:

         (a) A meeting shall be held promptly between the Parties, attended by (in the case of the Company) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

         (b) If, within 10 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association except that Disputes with regard to the existence of a Disability shall be resolved in accordance with the definition of the term "Disability" above.

         (c) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (b) above.

         (d) Upon appointment of the mediator, the parties agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

         (e) If the parties are not successful in resolving the Dispute through mediation within such 15-day period, the parties agree that the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

         (f) The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

         (g) The Company shall reimburse Employee, on a current basis, for 50% of all reasonable legal fees and expenses, if any, incurred by Employee in connection with any Dispute; provided, however, that in the event the resolution of such Dispute in accordance with this Article 6 includes a finding denying, in all material respects, Employee's claims in such Dispute, Employee shall be required to reimburse the Company, over a period not to exceed 12 months from the date of such resolution, for all sums advanced to Employee with respect to such Dispute pursuant to this paragraph (g).

         (h) Except as provided above, each party shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this Article 6.

         (i) All mediation/arbitration conferences and hearings will be held in the greater Washington, D.C. area.

         (j) In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either party to a court of law for final determination by initiation of a civil action in the manner provided by law. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of the parties shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this paragraph (b), the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such action and on appeal.

         (k) Except as limited by paragraph (b) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding, the party who prevails or substantially prevails in such legal proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such legal proceeding and on appeal.

         (l) Except as provided above, (i) no legal action may be brought by either party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.


                                   ARTICLE 7
                                  MISCELLANEOUS

         7.1. NO MITIGATION OR OFFSET

         The provisions of this Agreement are not intended to, nor shall they be construed to, require that Employee mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Employee as the result of employment by another employer or otherwise. Without limitation of the foregoing, the Company's obligations to make the payments to Employee required under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Employee, except that the Company may deduct from any amount required to be reimbursed to the Company by Employee under Section 4.10 or Article 6(a) the amount of any payment which the Company is then required to make to Employee hereunder.

         7.2. ASSIGNABILITY

         The obligations of Employee hereunder are personal and may not be assigned or delegated by Employee or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder as provided in Section 7.5.

         7.3. NOTICES

         All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) if to the Company, at its principal office address or such other address as it may have designated by written notice to Employee for purposes hereof, directed to the attention of the Chairman with a copy to the Compliance Officer of the Company and to Samuel A. Flax, Esq., Arnold & Porter, 555 12th Street, NW, Washington, D.C. 20004, and (ii) if to Employee, at his residence address on the records of the Company or to such other address as he may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

         7.4. SEVERABILITY

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         7.5. SUCCESSORS: BINDING AGREEMENT

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonable acceptable to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used herein, the term "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 7.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

         (b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If Employee should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

         7.6. TAX MATTERS

         The Company shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom unless Employee has otherwise paid (or made other arrangements satisfactory) to the Company the amount of such taxes.

         7.7. AMENDMENTS AND WAIVERS

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such member of the Board of Directors as may be specifically authorized by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         7.8. ENTIRE AGREEMENT, TERMINATION OF OTHER AGREEMENTS

         This Agreement is an integration of the parties' agreement and except with regard to such definitions as are set forth in the Old Agreement and are specifically referenced herein, no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

         7.9. GOVERNING LAW

         THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISION.

         7.10. COUNTERPARTS

         This Agreement may be executed in or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


                                   AMERICAN CAPITAL STRATEGIES, LTD.



                                   By:
                                      ------------------------------------------




                                    EMPLOYEE:



                                     ----------------------------------
                                              Adam Blumenthal